Exhibit 99

FOR IMMEDIATE RELEASE              Contact:  Jerold R. Kassner
May 25, 2001                                 Swank, Inc.
                                             Attleboro, MA 02703
                                             (508) 222-3400



                           SWANK, INC.
                    ATTLEBORO, MASSACHUSETTS

             SWANK ANNOUNCES SHARES NO LONGER TO BE
              LISTED ON THE NASDAQ SMALLCAP MARKET

          ATTLEBORO, MASSACHUSETTS, May 25, 2001-- SWANK, INC., (NASDAQ:SNKI) announced today it has received notice from the Nasdaq Stock Market that, effective at the opening of business on May 25, 2001, its shares of Common Stock would no longer be listed on the Nasdaq SmallCap Market. The Company indicated that it expects its Common Stock would now be traded in the over-the-counter market.

          Swank manufactures and markets men's and women's jewelry, belts and personal leather goods. The Company distributes its products to retail outlets throughout the United States and in numerous foreign countries. These products, which are known throughout the world, are distributed under the names "Kenneth Cole", "DKNY", "Claiborne", "Tommy Hilfiger", "Guess?", "Anne Klein", "Anne Klein II", "Geoffrey Beene", "John Henry ", "Pierre Cardin", "Colours by Alexander Julian", and "Swank". Swank also manufactures jewelry and leather items for distribution under private labels.

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     This press release contains forward-looking statements which are based upon current expectations and involve certain risks and uncertainties. Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, readers should note that these statements may be impacted by, and the Company's actual performance and results may vary as a result of, a number of factors, including general economic and business conditions, competition in the men's and women's accessories and jewelry markets, continuing sales trends, pricing and consumer preferences.